Exhibit 21.1

SUBSIDIARY NAME	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION
Potbelly Illinois, Inc.	IL

Potbelly Sandwich Works, LLC	IL

Potbelly Franchising, LLC	IL

PSW 555 Twelfth Street, LLC	IL

PSW GENEVA IL, LLC	IL

PSW LINCOLNSHIRE, LLC	IL

PSW NYAVE, LLC	IL

Potbelly Sandwich Works DC-1, LLC	IL

PSW Clark, LLC	IL

PSW DC ACQUISITION LLC	IL

Potbelly Airport I Joint Venture, LLC	IL

Potbelly Airport II Boston, LLC	IL

PSW IC, LLC	IL

PSW 55 West Monroe, LLC	IL

PSW Naperville, LLC	IL

PSW North Bridge, LLC	IL

PSW Old Orchard, LLC	IL

PSW PBD ACQUISITION LLC	IL

PSW Rockville Center, LLC	IL

PSW West Jackson, LLC	IL